EXHIBIT 10.1

                     MANAGEMENT SERVICES AGREEMENT
                     -----------------------------

     MANAGEMENT SERVICES AGREEMENT, dated as of June 1, 1998, by and between DVL, Inc., a Delaware corporation ("DVL"), and PBD Holdings, L.P., a Delaware limited partnership (the "Partnership").

     WHEREAS, pursuant to that certain Agreement and Plan of Merger, dated as of March 4, 1998 (the "Execution Date"),by and among Major Realty Corporation, a Delaware corporation ("Major Realty"), the Partnership and Pembroke Acquisition, Inc., a Delaware corporation and a wholly owned subsidiary of the Partnership ("Acquisition"), Acquisition will merge with and into Major Realty (the "Merger"), and Major Realty will be the surviving corporation and a wholly owned subsidiary of the Partnership;

   WHEREAS, following the Merger, Major Realty will distribute substantially all of its assets (the "Major Realty Assets") to the Partnership and it is the Partnership's intention to sell the Major Realty Assets;

      WHEREAS, in connection with the sale of the Major Realty Assets, the Partnership has entered into that certain Management Services Agreement, dated as of May 15, 1998, with Pemmil Management, Inc., a Delaware corporation ("Pemmil"), pursuant to which Pemmil has agreed to provide certain management, financial and consulting services to the Partnership;

     WHEREAS, the Agreement of Limited Partnership of the Partnership (the "Partnership Agreement") permits the Partnership to contract for the provision of certain services;

      WHEREAS, the Partnership desires to retain DVL, and DVL has agreed to provide certain management, financial and consulting services to the Partnership.

     NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

      1. RETENTION. The Partnership hereby agrees to retain DVL, and DVL hereby agrees to serve, as consultant to the Partnership upon the terms and subject to the conditions set forth in this Agreement.

     2. TERM. The term of this Agreement (the "Term") shall commence on the date first above written and shall continue until the date on which all Major Realty Assets are sold, unless terminated at any time by DVL or the Partnership with or without cause or reason, upon not less than thirty (30) days prior written notice to the other party.

    3. COMPENSATION.   As compensation for the provision by DVL of
consulting services contemplated hereby, the Partnership shall pay to DVL an aggregate fee equal to (a) Five Thousand Dollars ($5,000) per month during the Term plus (b) after the Partners (as such term is defined in the Partnership Agreement) have earned a 20% internal rate of return, compounded quarterly, on their Capital Contributions (as such term is defined in the Partnership Agreement), an amount in cash equal to 25% of the Profits (as such term is defined in the Partnership Agreement), if any, distributed to the Partners pursuant to the terms of the Partnership Agreement. The Partnership shall also reimburse DVL for all reasonable, out-of-pocket expenses (other than attorneys fees) actual incurred by DVL in connection with the performance of its duties hereunder. Except as provided pursuant to this Section 3, DVL shall have no further rights to compensation in respect of its engagement under this Agreement.

     4. DUTIES. During the term, DVL shall render financial, consulting and other administrative services to Pemmil or the Partnership, which shall generally include (i) assisting Pemmil in managing the affairs of the Partnership and (ii) assisting Pemmil in the sale of the Major Realty Assets. Specifically, without limitation, DVL shall be required to assist Pemmil, the Partnership and PBD Holdings, Inc., a Delaware corporation and the Partnership's general partner ("PBD Holdings") in:

       (a) performing accounting, administrative and management services:

       (b) making and entering into such contracts on behalf of the Partnership as Pemmil or PBD Holdings deems reasonably necessary for the efficient conduct and operation of the business of the Partnership;

       (c) arranging for and coordinating the services of other professionals including, attorneys, accountants, experts, consultants, appraisers, brokers, finders or such other experts and advisors as Pemmil may deem necessary or advisable, and determining their compensation and other terms of employment or hiring;

       (d) taking any and all action on behalf of the Partnership as may be necessary in order to meet the obligations or exercise the rights of the Partnership; and

       (e) providing such other services as Pemmil or PBD Holdings may deem necessary, incidental or appropriate in order to perform the services described in clauses (a) through
            (d) above.

DVL shall devote such time, skill, labor and attention to the performance of such service as may be necessary or desirable to render the prompt and effective performance of its duties hereunder. The parties hereto agree that DVL is not precluded from obtaining or pursuing other consulting or business opportunities on a full-time basis. DVL may render all consulting services hereunder from such locations as it may reasonably determine.


       5. INDEMNIFICATION. The Partnership shall indemnify and hold DVL harmless from any and all claims, demands, actions, suits, reckonings, judgments, and all costs and expenses thereof, including reasonable attorneys' fees arising from or relating to the performance by DVL of its duties hereunder, unless it shall finally be adjudged by a court of competent jurisdiction that DVL shall have acted in bad faith or with gross negligence.

      6. ENTIRE AGREEMENT; AMENDMENT. This Agreement constitutes the entire agreement between DVL and the Partnership with respect to the subject matter hereof. No agreements or representations, written or oral, express or implied, with respect to the subject matter hereof shall be enforceable against either party unless expressly set forth in this Agreement. This Agreement may not be amended orally, but only by an instrument in writing signed by each of the parties thereto.

     7. NO WAIVER. Any waiver by either party of a breach of this Agreement shall not operate as or be construed to be a waiver of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

       8. HEADINGS. Section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

       9. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, REGARDLESS OF THE LAW THAT MIGHT BE APPLIED UNDER PRINCIPLES OF CONFLICTS OF LAW.

      10. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed shall be deemed an original, and all of which together shall be deemed to constitute one and the same instrument.

     11.  SEVERABILITY.   The unenforceability of any provision or
provisions of this Agreement shall not affect the enforceability of any other provisions of this Agreement, which shall remain in full force and effect.


















     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                      PBD HOLDINGS, L.P.

                                      By: PBD Holdings, Inc.
                                          as General Partner

                                      By: /s/ Lawrence J. Cohen
                                          ------------------------
                                          Name:  Lawrence J. Cohen
                                          Title: President


                                      DVL, INC.

                                      By: /s/ Daniel Baldwin
                                          ------------------------
                                          Name:  Daniel Baldwin
                                          Title: Vice President